UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 4, 2016, TreeHouse Foods, Inc. (“TreeHouse”) announced that Christopher D. Sliva has been elected President of TreeHouse. Most recently, Mr. Sliva served as Executive Vice President and Chief Operating Officer of TreeHouse and President of Bay Valley Foods. Mr. Sliva joined TreeHouse in July 2012 from Dean Foods where he held various positions during his six year tenure, including Chief Commercial Officer for the Fresh Dairy Direct Business, President and Chief Operating Officer of the Morningstar subsidiary, and Chief Customer Officer for WhiteWave Foods. In connection with his appointment, Mr. Sliva will be awarded (i) a stock option to purchase 1,580 shares of TreeHouse common stock and (ii) 490 restricted stock units, each under TreeHouse’s standard terms and vesting ratably each year over a three-year period.

Also on August 4, 2016, TreeHouse issued a press release announcing the election of Mr. Sliva as President. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

TreeHouse also announced on August 4, 2016 that Dennis F. Riordan, Executive Vice President, Chief Financial Officer and Interim President of Private Brands, would retire and transition to a Senior Advisor role upon the appointment of a successor. Also on August 4, 2016, TreeHouse issued a press release regarding Mr. Riordan’s retirement. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release dated August 4, 2016, announcing Chris Sliva’s election as President of TreeHouse Foods

99.2	Press Release dated August 4, 2016, announcing CFO Dennis Riordan to retire

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: August 4, 2016	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release dated August 4, 2016, announcing Chris Sliva’s election as President of TreeHouse Foods

99.2	Press Release dated August 4, 2016, announcing CFO Dennis Riordan to retire